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                                                                    EXHIBIT 32.1

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Quarterly Report of American Axle & Manufacturing Holdings, Inc. (the "Issuer") on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard E. Dauch, Co-Founder, Chairman of the Board & Chief Executive Officer of the Issuer, and I, Robin J. Adams, Executive Vice President -- Finance & Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.



By: /s/ Richard E. Dauch                   By: /s/ Robin J. Adams
    -------------------------------            --------------------------------
Richard E. Dauch                           Robin J. Adams
Co-Founder, Chairman of the Board &        Executive Vice President -- Finance &
Chief Executive Officer                    Chief Financial Officer
August 1, 2003                             August 1, 2003